Exhibit 24

APCO ARGENTINA INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of APCO ARGENTINA INC., a Cayman Islands corporation ("Apco"), does hereby constitute and appoint THOMAS BUENO their true and lawful attorney and in their name and in their capacity as a director or officer, or both, of Apco, as hereinafter set forth below their signature, to sign Apco's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006, and any and all amendments thereto or all instruments necessary or incidental in connection therewith; and

THAT the undersigned Apco does hereby constitute and appoint THOMAS BUENO its true and lawful attorney its true and lawful attorney for it and in its name and on its behalf to sign said Form 10-K and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith.

Said attorney shall have full power of substitution and resubstitution, and said attorney or any substitute appointed by him hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney or of any such substitute pursuant hereto.

IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 7th day of March, 2007.

/s/ Robert J. LaFortune	/s/ Rodney J. Sailor
Robert J. LaFortune	Rodney J. Sailor
Director	Director

/s/ John H. Williams	/s/ Keith E. Bailey
John H. Williams	Keith E. Bailey
Director	Director

/s/ Bryan K. Guderian	/s/ Piero Ruffinengo
Bryan K. Guderian	Piero Ruffinengo
Director	Director

/s/ Ralph A. Hill	/s/ Landy L. Fullmer
Ralph A. Hill	Landy L. Fullmer
Chief Executive Officer, Chairman of the Board and Director	Chief Financial Officer, Chief Accounting Officer, and Controller

APCO ARGENTINA INC.

By	/s/ Landy L. Fullmer
Landy L. Fullmer
Chief Financial Officer
(Principal Financial Officer)

ATTEST:

/s/ William H. Gault
William H. Gault
Assistant Secretary

APCO ARGENTINA INC.

I, the undersigned, William H. Gault, Assistant Secretary of Apco Argentina Inc., a company duly organized and existing under the laws of the Cayman Islands, British West Indies (hereinafter called the “Company”), do hereby certify that at a meeting of the Board of Directors of the Company, duly convened and held on March 7, 2007, at which a quorum of said Board was present and acting throughout, the following resolution was duly adopted:

RESOLVED that the chief executive officer, chief financial officer, and president of Apco Argentina Inc. (the “Company”) be, and each of them hereby is, authorized and empowered to execute a Power of Attorney for use in connection with the execution and filing, for and on behalf of the Company, under the Securities Exchange Act of 1934, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

I further certify that the foregoing resolution has not been modified, revoked or rescinded and is in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the company seal of Apco Argentina Inc. this 7th day of March, 2007.

/s/ William H. Gault
William H. Gault
Assistant Secretary

[COMPANY SEAL]